UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 15, 2008

ABVIVA, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-16291	26-1327790
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10940 Wilshire Boulevard, Suite 600, Los Angeles, CA		90024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (310) 443-4102

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 15, 2008 the Company entered into a placement agent and advisory services agreement with Doherty and Company (“D&C). The Company will be required to issue to D&C (a retainer fee for services provided by D&C hereunder, provided that D&C is able to raise a minimum of $2 million within 180 days) warrants for 8% of the Company’s Fully-Diluted Common Stock, par value $0.0001 per share (the “Advisory Warrant Shares”).  The Advisory Warrant Shares shall have an exercise price of $0.05 per share and shall have a five (5) year term. The Advisory Warrant Shares will be issued to D&C upon a minimum of $2 million raised at a mutually agreeable share price and shall vest 25% upon the 181st day after execution of this agreement and 5% each month over the subsequent months. Furthermore, for each Placement, the Success Fee will be (x) a cash fee equal to 8% of gross proceeds raised in the Placement (excluding exercise of any warrants issued in Placement, which D&C shall be entitled to 5% of the gross proceeds) and (y) warrants (the “D&C Warrants”) to purchase 8% of the total number of shares of common stock issued and issuable by the Company to Investors under and in connection with the Placement, including (without limitation) shares issuable upon conversion or exercise of the securities sold in the Placement, at an exercise price equal to the purchase price of the common stock sold in the Placement or, in the event that securities convertible into common stock are sold in the Placement, the conversion price of such securities

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Placement agent and advisory services agreement with Doherty and Company dated July 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abviva, Inc.
(Registrant)

Date	July 29, 2008

/s/ Douglas Lane
(Signature)
Print Name: Douglas C. Lane
Title: Chief Executive Officer